Exhibit 99.1





                        ORRSTOWN FINANCIAL SERVICES, INC.

                           EMPLOYEE STOCK OPTION PLAN

                                     OF 2000









                                TABLE OF CONTENTS
                                -----------------

     Section I            Definitions
     Section II           Purpose
     Section III          Available Shares; Adjustments
     Section IV           Class of Employees Eligible to Receive Options
     Section V            Incentive Stock Options and Nonqualified Stock Options
     Section VI           Termination and Amendment
     Section VII          Limitation on Resale
     Section VIII         Miscellaneous Provisions
     Section IX           Effective Date




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                        ORRSTOWN FINANCIAL SERVICES, INC.

                           EMPLOYEE STOCK OPTION PLAN

                                     OF 2000

                                    SECTION I

                                   DEFINITIONS

ss.1.1. "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

ss.1.2. "Committee" shall mean that committee or committees appointed by the Corporation's Board of Directors as described in Section 8.1 hereof or, if the Board of Directors does not appoint a Committee, the Board of Directors itself in its administrative capacity with respect to the Plan.

ss.1.3.  "Corporation" shall mean Orrstown Financial Services, Inc.

ss.1.4. "Incentive Stock Option" shall mean an option granted pursuant to this Plan which satisfies all of the requirements of Section 422 of the Code and the regulations thereunder.

ss.1.5. "Nonqualified Stock Option" shall mean an option granted pursuant to this Plan which does not satisfy all of the requirements of Section 422 of the Code and the regulations thereunder.

ss.l.6. "Permanently Disabled" shall mean the physical or mental condition of an optionee which renders him incapable of continuing his customary duties of employment as determined by the Committee.

ss.1.7. "Shares" shall mean shares of the Common Stock, no par value, of the Corporation.

ss.1.8. "Subsidiary" or "Subsidiaries" shall have the meaning that is ascribed to those terms in Section 424(f) of the Code, and the Corporation shall be deemed to be the grantor corporation for purposes of applying such meaning.


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                                   SECTION II

                                     PURPOSE

ss.2.1. The purpose of this Employee Stock Option Plan (this "Plan") is to provide additional incentive to officers and key employees of the Corporation and its Subsidiaries who make substantial contributions by their abilities, loyalty and industry. By encouraging them to invest in Shares and thereby to acquire a proprietary interest in the business of the Corporation, the Corporation intends that this Plan will facilitate motivating, retaining and securing officers and key employees of high caliber and potential.



                                   SECTION III

                          AVAILABLE SHARES; ADJUSTMENTS

ss.3.1. A total of 200,000 Shares (subject to anti-dilution adjustments provided in Section 3.2) may be issued pursuant to options granted under this Plan. Shares subject to options which are unexercised upon termination of such options shall be available for future options granted under the Plan. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Corporation may be made available for purchase under the Plan.

ss.3.2. Appropriate adjustments shall be made in the number and kind of shares of stock available for the grant of options under this Plan and subject to outstanding options issued under this Plan and, in the case of outstanding options at the time of the event leading to the adjustment, in the per share purchase price of Shares upon exercise, to give effect to any mergers, consolidations, acquisitions, stock splits, stock dividends, or other relevant changes in the capitalization occurring after the effective date of the Plan or the award of an option. Subject to Section 6.4, any agreement of merger or consolidation will include appropriate provisions for protection of the then existing rights of optionees under the Plan.


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                                   SECTION IV

                 CLASS OF EMPLOYEES ELIGIBLE TO RECEIVE OPTIONS

ss.4.1. All officers and key employees of the Corporation and of any present or future Subsidiary who are employed on a full-time basis are eligible to receive an option or options under this Plan. Each officer and key employee who is granted an option or options shall be selected by the Committee hereinafter referred to in Section 8.1 hereof.



                                    SECTION V

             INCENTIVE STOCK OPTIONS AND NONQUALIFIED STOCK OPTIONS

ss.5.1. Options granted pursuant to this Plan may be either Incentive Stock
        Options granted pursuant to Section 5.3 hereof or Nonqualified Stock Options granted pursuant to Section 5.4 hereof, as determined by the Committee, and shall be clearly identified as such. Option agreements containing terms and conditions not inconsistent with this Plan (and, in the case of Incentive Stock Options, Section 422 of the Code), including, without limitation, vesting or exercisability provisions, in such form as the Committee shall determine, shall be delivered to each optionee and likewise shall clearly identify the type of option being granted. The terms of option agreements need not be identical. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same person, or more than one of either type of option to the same person. The Plan is effective as of January 27, 2000, the date it was adopted by the Board of Directors, provided that effectiveness of the Incentive Stock Option provisions contained herein is conditioned upon approval of this Plan within 12 months after such date (or such other period as the Code or regulations applicable to Incentive Stock Options shall permit), in the manner required by state law. If the Plan is not approved by the shareholders, all Options granted under the Plan shall be Nonqualified Stock Options.

ss.5.2. The purchase price of Shares acquired pursuant to an option shall be 100 percent of the "Fair Market Value" of the Shares as of the date of grant of the option. The "Fair Market Value" as of any date shall be determined on a per share basis by the Board of Directors as follows:



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    (a) If the Shares were traded over-the-counter on the date in question and the Shares were classified by Nasdaq as a national market issue (or, in the judgment of the Board of Directors, a comparable designation), then the Fair Market Value shall be equal to the average of the high and low sales prices of the Shares reported in Nasdaq trading for that date or if no reported sale of Shares shall have occurred on such date, then on the next preceding day on which there was a reported sale.

    (b) If the Shares were traded over-the-counter on the date in question but the Shares were not classified by Nasdaq as a national market issue (or, in the judgment of the Board of Directors, a comparable designation), then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the Nasdaq system for such date.

    (c) If the Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions reported for such date.

    (d) If none of the above are applicable, then the Fair Market Value shall equal the average of the average of the daily high bid and low offer quotations for the Shares reported through the National Association of Securities Dealers, Inc.'s OTC Bulletin Board service for the ten (10) trading days immediately preceding the applicable date (the "Pricing period"). If, however, no bid or no offer quotation for the Shares is reported through the OTC Bulletin Board service during the Pricing Period, then the Fair Market Value will be the price of the last trade reported for the Shares through the OTC Bulletin Board service.

    (e) If none of the foregoing provisions are applicable, then the Fair Market Value shall be determined by the Board of Directors in good faith on such basis as it deems appropriate.

ss.5.3. Options granted pursuant to this Plan may be designated as Incentive
        Stock Options. Incentive Stock Options granted pursuant to this Plan
        (i) shall not be granted to any individual owning, at the time the option is granted, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation, and
        (ii) shall not be exercisable after the expiration of ten years after the date they are granted and shall be subject to earlier termination as provided in the Plan or in the related option agreement. Further, no individual shall be granted an Incentive Stock Option which results in the aggregate fair market value


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        (determined at the time the option is granted) of the stock with respect to which Incentive Stock Options (under all stock option plans of the optionee's employer corporation and its parent and subsidiary corporations) are exercisable for the first time by that optionee during any calendar year exceeding $100,000. Each of the options granted pursuant to this Section 5.3 is intended, if possible, to be an "incentive stock option" as that term is defined in Section 422 of the Code and the regulations there-under. In the event this Plan or any option granted pursuant to this Section 5.3 is any way inconsistent with the applicable legal requirements of the Code or the regulations thereunder for an incentive stock option, this Plan and such option shall be deemed automatically amended as of the date hereof to conform to such legal requirements, if such conformity may be achieved by amendment, unless the Committee, in its discretion, provides otherwise. Incentive Stock Options granted pursuant to this Plan must be granted within 10 years from the earlier of (i) the date the Board of Directors adopted this Plan as set forth in Section 5.1 and (ii) the date of approval by shareholders in accordance with Section 5.1, unless otherwise permitted under Section 422 of the Code and applicable regulations. Incentive Stock Options shall have such other terms and conditions not inconsistent with this Plan and Section 422 of the Code (and applicable regulations) as the Committee shall establish.

ss.5.4. Options granted pursuant to this Plan may be designated as Nonqualified
        Stock Options. Nonqualified Stock Options shall have such terms and conditions not inconsistent with this Plan as the Committee shall establish. Nonqualified Stock Options shall not be exercisable after the expiration of ten years after the date they are granted and shall be subject to earlier termination as may be provided in this Plan or in the related option agreement. If any Option designated as an Incentive Stock Option is determined for any reason not to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code, such Option shall be treated as a Nonqualified Stock Option for all purposes under the provisions of the Plan.

ss.5.5. The maximum amount of share options (Incentive and/or Nonqualified) that may be granted to all optionees in any calendar year pursuant to this Plan shall be limited to a combined market value (purchase price per Section 5.2) equal to 25% of the preceding year's consolidated net income of the Corporation. (For example, if 1999 consolidated net income is $4,000,000, the maximum amount of share options that could be granted in 2000 would have an aggregate market value of $1,000,000. Thus, for example, if the market value at the date of grant was $40, the aggregate


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        market value of $1,000,000 would establish a limit of 25,000 share options that could be granted in 2000 pursuant to this Plan.) Notwithstanding anything else to the contrary set forth herein, no optionee shall be granted options during any calendar year of the Corporation for more than 100,000 Shares (such maximum number to be subject to adjustment on the same basis as the anti-dilution adjustments provided in Section 3.2).

ss.5.6. Options granted under this Plan, to the extent exercisable at any time, may be exercised by giving written notice to the Corporation, on such form as the Corporation shall provide, accompanied by full payment of the option price for the total number of whole Shares being purchased. Options may not be exercised for fractional shares. Such payment may be made in any of the following forms: (i) cash, which may be evidenced by a check, (ii) the surrender of certificates representing Shares which have been owned by the optionee for at least six months, which will be valued according to their Fair Market Value determined in accordance with the formula set forth in Section 5.2 of this Plan, or (iii) any combination of cash and such Shares. Any payment made by the surrender of currently owned Shares shall be by assignment in form and substance satisfactory to the Secretary of the Corporation, including guarantees of signature where the same is deemed to be necessary or desirable; and if the same is specifically permitted in the optionee's option agreement, such optionee upon surrendering Shares shall automatically receive an additional option to buy the number of shares surrendered at the Fair Market Value at the date of surrender and according to the other terms and conditions set forth in his option agreement. An option may not be exercised for less than 100 Shares unless the total number of Shares then available for exercise under the option is less than 100.

ss.5.7. Neither the Corporation nor any present or future Subsidiary, nor their officers, directors, shareholders, compensation or benefit plan committees, employees or agents shall have any liability to any optionee in the event an option designated as an Incentive Stock Option hereof does not qualify as an "incentive stock option" as that term is used in Section 422 of the Code and the regulations thereunder, or in the event any optionee does not obtain the tax benefits of such an incentive stock option, or in the event any option granted as a Nonqualified Stock Option is an "incentive stock option".

ss.5.8. In the event that an optionee holding a Nonqualified Stock Option (i) dies, retires or becomes Permanently Disabled, or (ii) terminates all positions held as an officer or employee of the Corporation and any of its Subsidiaries within six months following a Change of Control of the

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        Corporation as defined in Section 5.10, in either case prior to expiration of such option without its having been fully exercised, said employee or the employee's legal successor shall have the right to exercise the option in accordance with its terms, until the tenth anniversary date of its grant, unless the option earlier expires or is terminated in accordance with the terms of this Plan or the related option agreement. In the event of termination of employment by resignation, for cause or for any other reason (other than retirement, death, Permanent Disability or during such six month period following a Change of Control), an optionee holding a Nonqualified Stock Option shall have the right to exercise the Nonqualified Stock Option as to any shares which the optionee in accordance with its terms had a right to purchase (i.e., that were vested by acceleration or otherwise) and did not purchase prior to the optionee's termination of employment, during the period of time which is the shorter of (a) the stated term of exercise of the option, or (b) a period of six months after termination of employment. The occurrence of retirement for purposes of this Section 5.8 shall be determined by the Committee with reference to corporate standards or policies as in effect from time to time or according to such other standards as the Committee shall decide; and retirement shall be deemed to include "early retirement" to the extent the same is actually defined in corporate standards or policies. No Nonqualified Stock Option may be exercised after the applicable periods set forth above in this Section 5.8 without the written consent of the Committee.

ss.5.9. In the event that an optionee holding an Incentive Stock Option dies while employed by the Corporation or a subsidiary of the Corporation, the optionee's executor or administrator may, at any time within one year after the date of death (but in no event later than the stated term of exercise), exercise the option with respect to any shares which the optionee had a right to purchase (i.e., that were vested by acceleration or otherwise) and did not purchase during the optionee's lifetime. In the event the employment by the Corporation or a subsidiary of the Corporation of an optionee holding an Incentive Stock Option is terminated by reason of the optionee becoming disabled (within the meaning of Section 22(e)(3) of the Code and the regulations thereunder), the optionee or the optionee's legal guardian or custodian may at any time within six months after the date of such termination (but in no event later than the stated term of exercise), exercise the Incentive Stock Option as to any shares which the optionee had a right to purchase and did not purchase prior to the optionee's termination of employment. Except in cases of death or disability, in the event that the employment by the Corporation or a subsidiary of the Corporation of an optionee holding an Incentive Stock Option terminates


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         (whether such termination is voluntary or involuntary), the optionee may exercise the Incentive Stock Option within three months after the termination date as to any shares which the optionee had a right to purchase and did not purchase prior to the optionee's termination of employment. No Incentive Stock Option may be exercised after the applicable periods set forth above in this Section 5.9 without the written consent of the Committee.

ss.5.10. For purposes of this Plan, a "Change of Control" shall have occurred if:

         (a) Any corporation or other person or group makes a tender or exchange offer for shares of the Corporation's common stock and any shares are purchased pursuant thereto; or

         (b) Any corporation or other person or group (i) becomes the beneficial owner (as that term is defined in Section 2552 of the Pennsylvania Business Corporation Law of 1988 (the "BCL") or any successor provision) of, or (ii) acquires voting power over, twenty percent or more of the Corporation's common stock; or

         (c) During any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period); or

         (d) An agreement is executed by the Corporation providing for any merger, consolidation or similar transaction of the Corporation in which the Corporation is not to be the surviving corporation.

             For purposes of subparts (a) and (b) above, "corporation or other person or group" shall not include the Corporation or any of Subsidiaries or any employee benefit plans or trusts established by the Corporation or any of its Subsidiaries. In the event of occurrence of a Change of Control, then from and after the date of the first purchase of common stock pursuant to such offer, the date on which public announcement of the acquisition of such percentage of stock shall have been made, the date on which such change in the composition of the Board shall have occurred, or the date of execution of a merger, consolidation or similar agreement, as the case may be, all options granted pursuant to the Plan which remain outstanding shall


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         automatically become exercisable in full, whether or not
         otherwise exercisable.

ss.5.11. Rights and options under this Plan are not assignable or transferable by an optionee except by will or the laws of descent and distribution. During his or her lifetime, options under this Plan are exercisable only by the optionee.

ss.5.12. An optionee may elect to surrender Shares which have been owned for at least six months, or authorize the Corporation to withhold a portion of the Shares otherwise deliverable upon exercise, valued at their Fair Market Value on the date of surrender or withholding of such shares, in satisfaction of any tax withholding requirements (a "Withholding Election"); provided, however, that:

        (a) Any Withholding Election shall be made by written notice to the Corporation; and

        (b) Any Withholding Election shall be subject to approval by the Committee.

ss.5.13. An optionee's employment shall not be deemed to have terminated if the optionee is transferred from the Corporation to a subsidiary or vice versa or if the optionee continues to be employed by a corporation or a subsidiary of a corporation that is the successor to the Corporation and has assumed the Corporation's obligations with respect to the Plan and options issued thereunder.



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                                   SECTION VI

                            TERMINATION AND AMENDMENT

ss.6.1. The Board of Directors of the Corporation reserves the right to make any amendment to this Plan which it deems to be required or appropriate to permit the granting of Incentive Stock Options in accordance with
         Section 422 of the Code or the regulations thereunder adopted by the Internal Revenue Service.

ss.6.2. The Board of Directors of the Corporation shall have complete power and authority to amend this Plan; provided, however, that the Board of Directors shall not, without the approval of the shareholders of the Corporation, (i) materially increase the total number of Shares available for grant under this Plan or (ii) materially modify the class of eligible employees under this Plan. No termination, modification or amendment of the Plan may, without the consent of an employee then having an option under the Plan to purchase stock, adversely affect the rights of such employee under such option, subject to the provisions of this Plan.

ss.6.3. This Plan does not have a specified termination date. However, Incentive Stock Options may not be granted after the period provided in
         Section 5.3. The Board of Directors of the Corporation reserves the right to terminate or suspend this Plan at any time without notice. Except as provided in Section 6.4, termination or suspension shall not adversely affect options previously granted pursuant to this Plan, and the applicable terms of this Plan shall survive such termination or suspension until all outstanding options have been exercised in full, forfeited or completely expired in accordance with the terms of this Plan and the related option agreement.

ss.6.4. Any agreement to which the Corporation is a party which provides for any merger, consolidation or similar transaction of the Corporation with or into another corporation whereby the Corporation is not to be the surviving corporation may provide, without limitation, for the assumption of outstanding options by the surviving corporation or its parent, for accelerated vesting and accelerated expiration, or for an equitable mandatory settlement of outstanding options in cash based on the consideration paid to shareholders in such transaction and all outstanding options shall be subject to such agreement. In any case where the options are assumed by another corporation, appropriate equitable adjustments as to the number and kind of shares or other securities and the per share purchase prices shall be made.



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                                   SECTION VII

                              LIMITATION ON RESALE

ss.7.1. There shall be no limitation on resale of shares purchased under this plan, except as are provided under applicable federal or state laws, rules or regulations.



                                  SECTION VIII

                            MISCELLANEOUS PROVISIONS

ss.8.1. The Board of Directors may administer the Plan and/or it may, in its discretion, designate a committee or committees of two or more directors of the Corporation to administer the Plan with respect to all or a designated portion of the participants. To the extent that a committee (other than the Board itself acting as the Committee) is empowered to grant options to officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), such committee shall be composed only of directors satisfying such requirements as the Securities and Exchange Commission may establish for non-employee directors or for other eligible directors, if any, administering plans intended to qualify for exemptions under Rule 16b-3 (or its successor) under the Exchange Act dependent on approval by non-employee or disinterested directors. References herein to "Committee" shall mean the Board of Directors or such committee or committees of disinterested directors, as applicable. The Committee shall, in addition to its other authority and subject to the provisions of this Plan, have authority in its sole discretion to determine the officers and key employees of the Corporation and each present and future Subsidiary who shall be eligible to receive options under this Plan; which officers and key employees shall in fact be granted an option or options; whether the option or options shall be an Incentive Stock Option (if the shareholders have granted the necessary approval) or a Nonqualified Stock Option; the number of Shares to be subject to each of the options; the time or times at which each option shall be granted; the duration of each option; the rate of option exercisability; subject to Section 5.2 hereof, the price at which each of the options is exercisable; restrictions on sale or other transferability (in addition to the restrictions arising under Sections
         7.1 and 8.8 hereof) of Shares obtained upon exercise, and other terms and conditions as the Committee shall determine not inconsistent with this Plan. Additionally and subject to the express


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         provisions of this Plan, the Committee shall have plenary authority to interpret and construe all provisions of this Plan and the options issued pursuant to it; to correct defects, supply omissions and reconcile inconsistencies to the extent necessary to effectuate this Plan and the options issued pursuant to it; to adopt rules and regulations for administering this Plan; and to make all other determinations deemed necessary or appropriate for administering the Plan. The Committee's determination as to the foregoing matters shall be final and conclusive and binding upon all participants. Subject to the authority and responsibility of the Board of Directors and Committee as aforesaid, the Committee may authorize such of the Corporation's officers or other persons to perform functions related to the execution and administration of this Plan (other than the granting of stock options, the interpretation of the Plan and the adoption of rules governing its administration).

ss.8.2. No member of the Committee or the Board of Directors shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the exercise of authority or discretion granted in connection with this Plan to the Committee or the Board of Directors. Subject to any numerical limitations and other qualifications on Committee membership set forth in Section 8.1 hereof, the Board of Directors may at any time appoint additional members of the Committee from the Board of Directors and may at any time remove any member of the Committee with or without cause. Vacancies in the Committee, however caused, may be filled by the Board of Directors from among its members if it so desires.

ss.8.3. Employees of any corporation or other entity which becomes a Subsidiary after the effective date of this Plan shall not be eligible to participate in the Plan unless and until the Board of Directors of the Corporation shall designate such corporation or entity as one whose employees may be offered options under the Plan.

ss.8.4. Nothing contained in this Plan or any option granted pursuant to this Plan shall confer upon any employee the right to continue in the employ of the Corporation or any present or future Subsidiary, or interfere in any way with the rights of the Corporation and any Subsidiary to terminate his employment in any way and with or without cause.

ss.8.5. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee's estate and the executors, administrators or trustees thereof, heirs and


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         legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

ss.8.6. Corporate action constituting an offer of stock for sale to any employee under the terms of the options to be granted hereunder shall be deemed completed as of the date when the Committee authorizes the grant of the option to the employee, regardless of when the option is actually delivered to the employee or acknowledged or agreed to by him.

ss.8.7. The laws of the Commonwealth of Pennsylvania will govern all matters relating to this Plan except to the extent superseded by the laws of the United States.

ss.8.8. Notwithstanding anything to the contrary contained in the Plan, options shall be exercisable only if the Shares subject to the options are registered under such federal and state securities laws as the Corporation may deem necessary, or if exemptions from such registration are deemed to be available; but in no event shall options be exercisable during any period of time in which the Corporation deems that exercisability, the offer to sell the Shares subject to option, or the sale thereof, may violate a federal, state or securities exchange rule, regulation or law, or may cause the Corporation to be legally obligated to issue or sell more Shares than the Corporation is legally entitled to issue or sell. Further, in the absence of registration under federal and state securities laws as referenced above, each optionee, and each optionee obtaining Shares upon exercise, may be required by the Corporation to execute such acknowledgements and agreements as may be deemed necessary or appropriate to secure compliance with exemptions from registration under federal or state securities law, which compliance may involve regulation of the manner in which the Shares may be sold or transferred, and may prohibit the sale of Shares for a period of time.

ss.8.9 Any reference contained in this Plan to a particular section or provision of law, rule or regulations, including, but not limited to, the Internal Revenue Code of 1986 and the Securities Exchange Act of 1934, both as amended, shall include any subsequently enacted or promulgated section or provision of law, rule or regulation, as the case may be, of similar import.



                                   SECTION IX

                                 EFFECTIVE DATE



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

ss.9.1. The Plan shall become effective when the Plan has been adopted by the Board of Directors of the Corporation, except that the Incentive Stock Option provisions contained herein shall not be effective until shareholder approval is obtained in accordance with Section 5.1. Any options granted under this Plan prior to approval of shareholders shall be deemed Nonqualified Stock Options. The Corporation's obligation to offer, sell and deliver its Shares under this Plan is subject to the approval of any governmental authority required in connection with the authorized issuance or sale of such Shares and is further subject to the Corporation receiving, should it determine to do so, the advice of its counsel that all applicable laws and regulations have been complied with.





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